                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Mark VII, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 21, 1999

TO ALL SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Mark VII, Inc., a Delaware corporation (the "Company"), will be held on Friday, the 21st day of May, 1999, at 11:00 a.m., local time, at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, for the following purposes:

         (1) To elect three Class III Directors for a term expiring in 2002 or until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only holders of record on such date will be entitled to vote at the Annual Meeting. A copy of the Proxy Statement relating to the Annual Meeting, a Form of Proxy and the Company's 1998 Annual Report to Shareholders accompany this Notice.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      /s/ James T. Graves
                                      ------------------------------------------
                                      James T. Graves
                                      Secretary

April 16, 1999


                        IMPORTANT-YOUR PROXY IS ENCLOSED


         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       965 Ridge Lake Boulevard, Suite 100
                            Memphis, Tennessee 38120

                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1999

                             ----------------------

                                 PROXY STATEMENT

         This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Mark VII, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Friday, the 21st day of May, 1999, at 11:00 a.m., local time, at the Peabody Hotel, 149 Union Avenue, Memphis, Tennessee, or any adjournment or postponement thereof. Shares represented by duly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting. If a shareholder specifies a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted in accordance with such directions. If no choice is specified, shares will be voted "FOR" the nominees listed on the proxy and in this Proxy Statement. Any person giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company at any time prior to its use or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of such proxy).

         This Proxy Statement and the accompanying form of proxy are being mailed or given to shareholders on or about April 16, 1999. The Company will bear all of the costs of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the form of proxy and any additional information furnished to shareholders. In addition to the use of the mails, proxies may be solicited by personal contact, telephone or telegraph by officers or representatives of the Company and the Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services.

         Only shareholders of record at the close of business on March 26, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 8,957,370 shares of common stock, par value $.05 per share, issued and outstanding and entitled to vote. Each outstanding share of common stock is entitled to one vote on each matter brought to a vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions will be counted in determining whether a quorum has been reached. The affirmative vote of the holders of a plurality of the votes cast, in person or by properly executed proxy and entitled to vote at the Annual Meeting, provided a quorum is constituted, is required for election of directors. The Company has been advised by the National Association of Securities Dealers, Inc. (the "NASD") that the election of directors is considered a "routine" item upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within ten days of the date these proxy materials are sent to such customers.

         Management does not know of any matters, other than those referred to in the accompanying Notice of Annual Meeting and herein, which are to come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the accompanying form of proxy, or their substitutes, will vote in accordance with their judgment of the best interests of the Company on such matters.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth with respect to the common stock as of March 5, 1999 (unless otherwise indicated): (i) the only persons known to be beneficial owners of more than five percent of the common stock; (ii) shares beneficially owned by all directors and nominees for election as a director of the Company; (iii) shares beneficially owned by the persons named in the Summary Compensation Table in this Proxy Statement; and (iv) shares beneficially owned by all directors and executive officers as a group. On March 5, 1999, the Company had 8,963,270 shares of common stock issued and outstanding. Beneficial ownership is direct, and the holders have sole investment power and sole voting power, unless otherwise indicated.

                                                              Number of
                                                              Shares and
                                                              Nature of
                                                              Beneficial                Percent
Name and Address of Beneficial Owners (1)                     Ownership                 of Class
-------------------------------------                         ---------                 --------
Warburg Pincus Asset Management, Inc.
  466 Lexington Avenue
  New York, NY 10017                                          1,992,200  (2)               22.2%
Dresdner RCM Global Investors L.L.C.
Dresdner RCM Global Investors U.S. Holdings L.L.C.
Dresdner Bank AG
  Four Embarcadero Center, Suite 2900
  San Francisco, CA  94111                                    1,346,400  (3)               15.0%
R.C. Matney                                                   1,079,380  (4)               11.6%
The Northwestern Mutual Life Insurance Company
  720 East Wisconsin Avenue
  Milwaukee, WI  53202                                          873,700  (5)                9.7%
FMR Corp.
  82 Devonshire Street
 Boston, MA 02109                                               769,800  (6)                8.6%
Wellington Management Company, L.L.P.
  75 State Street
  Boston, MA 02109                                              657,400  (7)                7.3%
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401                                       466,600  (8)                5.2%
David H. Wedaman                                                167,342  (9)                1.8%
James T. Graves                                                 130,600 (10)                1.4%
Philip L. Dunavant                                               27,766 (11)                 .3%
William E. Greenwood                                             27,000 (12)                 .3%
Dr. Jay U. Sterling                                              23,000 (13)                 .3%
Thomas J. Fitzgerald                                             20,850 (14)                 .2%
Michael J. Musacchio                                             17,334 (15)                 .2%
Douglass Wm. List                                                15,360 (16)                 .2%
All Executive Officers and Directors as a Group               1,524,204 (17)               15.7%
  (10 persons)

(1) Unless otherwise indicated, the address is the Company's principal office.

(2) Warburg Pincus Asset Management, Inc. ("Warburg"), a registered investment adviser, is deemed to have beneficial ownership of 1,992,200 shares as of December 31, 1998, which are owned by numerous investment advisory clients. Warburg has sole voting power with regard to 1,587,200 shares, sole investment power with regard to 1,992,200 shares and shared voting power with regard to 389,700 shares. The information as to the beneficial ownership of Warburg was obtained from the Schedule 13G/A filed by that company.

(3) Dresdner RCM Global Investors L.L.C. ("Dresdner RCM"), a registered investment adviser and wholly-owned subsidiary of Dresdner RCM U.S. Holdings L.L.C. ("DRCM Holdings") is deemed to have beneficial ownership of 1,346,400 shares as of December 31, 1998. DRCM Holdings is a wholly-owned subsidiary of Dresdner Bank AG. Dresdner Bank AG and DRCM Holdings are deemed to have beneficial ownership of securities managed by Dresdner RCM. Dresdner RCM has sole voting power with regard to 1,101,325 shares, sole investment power with regard to 1,276,400 shares and shared investment power with regard to 70,000 shares. The information as to the beneficial ownership of Dresdner RCM, DRCM Holdings and Dresdner Bank AG was obtained from the Schedules 13G/A filed by those companies.

(4) Includes 610,860 shares owned indirectly through Mr. Matney's living trust, 90,520 shares owned indirectly through Mr. Matney's individual retirement account, 378,000 shares issuable pursuant to stock options granted under the Company's 1995 Omnibus Stock Incentive Plan, as amended (the "1995 Plan"), the 1992 Non-Qualified Stock Option Plan (the "1992 Plan") and the 1986 Incentive Stock Option Plan (the "1986 Plan").

(5) The Northwestern Mutual Life Insurance Company ("Northwestern"), an insurance company, is deemed to have beneficial ownership of 873,700 shares as of December 31, 1998. Northwestern has sole voting power with regard to 632,100 shares, shared voting power with regard to 241,600 shares, sole investment power with regard to 632,100 shares and shared investment power with regard to 241,600 shares. The information as to the beneficial ownership of Northwestern was obtained from the Schedule 13G/A filed by that company.

(6) FMR Corp. ("FMR") is deemed to have beneficial ownership of 769,800 shares as of December 31, 1998. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 525,400 shares and Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 244,400 shares. FMR has sole voting power with regard to 244,400 shares and sole investment power with regard to 769,800 shares. The information as to the beneficial ownership of FMR was obtained from the Schedule 13G/A filed by that company.

(7) Wellington Management Company, L.L.P. ("Wellington"), a registered investment adviser, is deemed to have beneficial ownership of 657,400 shares as of December 31, 1998, which are owned by numerous investment advisory clients. Wellington has shared voting power with regard to 429,000 shares and shared investment power with regard to 657,400 shares. The information as to the beneficial ownership of Wellington was obtained from the Schedule 13G/A filed by that company.

(8) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 466,600 shares as of December 31, 1998, which are owned by numerous investment advisory clients. Dimensional has sole voting power with regard to 466,600 shares and sole investment power with regard to 466,600 shares. The information as to the beneficial ownership of Dimensional was obtained from the Schedule 13G/A filed by that company.

(9) Includes 147,600 shares issuable pursuant to stock options granted under the 1986 Plan and the 1995 Plan, and 2,742 shares allocated to the Mark VII, Inc. Savings and Investment Plan (the "SIP Plan") account of Mr. Wedaman. Mr. Wedaman has sole investment power and shared voting power with respect to the shares allocated to his SIP Plan account.

(10) Includes 10,600 shares held in Mr. Graves' individual retirement account and 120,000 shares issuable pursuant to stock options granted under the 1992 Plan. Of the 120,000 shares issuable pursuant to stock options, 80,000 are held indirectly through the James T. Graves Family Trust.

(11) Includes 27,766 shares issuable pursuant to stock options granted under the 1986 and 1995 Plans.

(12) Includes 22,000 shares issuable pursuant to stock options granted under the 1992 and 1995 Plans.

(13) Includes 12,000 shares issuable pursuant to stock options granted under the 1995 Plan.

(14) Includes 8,850 shares owned jointly with Mr. Fitzgerald's wife and 12,000 shares issuable pursuant to stock options granted under the 1995 Plan.

(15)     Includes 13,434 shares owned jointly with Mr. Musacchio's wife.

(16) Includes 3,000 shares owned indirectly through Mr. List's individual retirement account and 8,000 shares issuable pursuant to stock options granted under the 1995 Plan.

(17) Includes 727,366 shares issuable pursuant to stock options granted under the 1986, 1992 and 1995 Plans.



                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of seven members and is divided into three classes each with three-year staggered terms. Three nominees (the "Class III Directors") are to be elected at this Annual Meeting to serve for a term of three years or until their successors are elected and qualified. The nominees for election as Class III Directors are R.C. Matney, Douglass Wm. List and William E. Greenwood. The remaining four Directors will continue to serve as set forth below, with two Directors (the "Class I Directors") having terms expiring at the 2000 annual meeting of shareholders and two Directors (the "Class II Directors") having terms expiring at the 2001 annual meeting of shareholders. Each of the nominees for election as Class III Directors is now a Director of the Company and has agreed to serve if elected. The shares represented by the enclosed proxy will be voted, unless otherwise indicated, for the election of the nominees for Class III Directors. In the unanticipated event that any one, or all three, of the nominees for director should become unavailable, the Board of Directors, at its discretion, may designate substitute nominees, in which event such shares will be voted for such substitute nominees.

           MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED BELOW.

                NOMINEES FOR ELECTION AS CLASS III DIRECTORS FOR
              A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

                                Director                              Principal Occupation for
       Director                  Since    Age                   Last Five Years and Directorships
       --------                  -----    ---                   ---------------------------------

R. C. Matney                     1989      61      Chairman of the Board of the  Company  since  February  1992 and
                                                   Chief  Executive  Officer of the Company  since July 1994.  From
                                                   May 1991 until  January  1999,  Mr.  Matney was President of the
                                                   Company.  Since July 1987,  Mr. Matney has also been Chairman of
                                                   the   Board   and   Chief   Executive   Officer   of  Mark   VII
                                                   Transportation  Company, Inc. ("Mark VII  Transportation"),  the
                                                   Company's  principal  operating  subsidiary.  From  July 1987 to
                                                   February   1993,   he   was   also   President   of   Mark   VII
                                                   Transportation.

Douglass Wm. List (1,2,4)        1993      43      Since  January  1988,  Mr.  List  has been  President  of List &
                                                   Company,  Inc.,  a  management  consulting  firm  in  Baltimore,
                                                   Maryland.  Mr. List  has also been  President,  since  1992,  of
                                                   Railway  Engineering  Associates,  a firm involved in developing railroad  technology.  From 1988 to 1992, he was Vice  President and General  Manager of Railway  Engineering  Associates.  Since
                                                   January  1997,  Mr. List has also been  President  of  Moorgate,
                                                   Inc., a registered  investment  adviser.  Mr. List is a director
                                                   of  Harmon   Industries,   Inc.,   a   publicly   held   company
                                                   headquartered  in Blue  Springs,  Missouri.  Harmon  Industries,
                                                   Inc.  is  a  supplier  of   communication   and   safety-related
                                                   equipment for railroads worldwide.

William E. Greenwood (2,3,4)     1994      60      Mr.  Greenwood  is  currently  a  self-employed  consultant.  He served with the Burlington  Northern  Railroad  Company,  one of the largest  railroads  in the United  States and the  principal
                                                   subsidiary  of  Burlington   Northern   Inc.,  a  publicly  held
                                                   company   headquartered   in  Fort  Worth,   Texas,  in  various
                                                   capacities  from  1963  to  1994,  serving  as  Chief  Operating
                                                   Officer  from  1990 to 1994.  Mr.  Greenwood  is a  director  of
                                                   AmeriTruck   Distribution   Corporation,   a  large  specialized
                                                   trucking  company  located  in  Fort  Worth,   Texas,   that  is
                                                   privately  held and is an SEC  registrant due to its public debt securities.  He is a director of  Transport  Dynamics,  Inc.,  a
                                                   privately  held  logistics  software   development  and  service
                                                   company  located in Princeton,  New Jersey.  He is a director of
                                                   Box Energy  Corporation,  located in Dallas,  Texas,  a publicly held,  independent  exploration and production company primarily
                                                   engaged  in  the   exploration   for  and  the  development  and
                                                   production of oil and natural gas.


                     CLASS I DIRECTORS CONTINUING IN OFFICE
                  WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING

                                Director                              Principal Occupation for
       Director                  Since    Age                   Last Five Years and Directorships
       --------                  -----    ---                   ---------------------------------

James T. Graves                  1987      64      Secretary  of the  Company  since May 1992,  General  Counsel of the Company since March 1993 and Vice  Chairman  since May 1993.
                                                   President  of  Missouri-Nebraska  Express,  Inc.  ("Mo-Neb"),  a
                                                   subsidiary of the Company, from September 1991 to May 1993.

Thomas J. Fitzgerald (1,3,4)     1995      57      Mr.   Fitzgerald  has  a  law  and   transportation   consulting
                                                   practice  based in Lake Forest,  Illinois,  in which he has been
                                                   engaged   since  1990.   In  that   capacity  he  has  counseled
                                                   transportation  companies,   purchasers  of  transportation  and
                                                   government   agencies  on  a  variety  of  projects,   including
                                                   logistics, marketing, strategic positioning and acquisitions.


                     CLASS II DIRECTORS CONTINUING IN OFFICE
                  WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING

                                Director                              Principal Occupation for
       Director                  Since    Age                   Last Five Years and Directorships
       --------                  -----    ---                   ---------------------------------

David H. Wedaman                 1994      41      Executive  Vice  President  of the  Company  since  May 1991 and
                                                   Chief  Operating  Officer,  Assistant  Secretary  and  Assistant
                                                   Treasurer  of  the  Company  since  September  1994.  President,
                                                   Chief  Operating  Officer and  Assistant  Secretary  of Mark VII
                                                   Transportation   since  February   1993.   From  March  1991  to
                                                   February  1993,  he was  Executive  Vice  President  of Mark VII
                                                   Transportation.

Dr. Jay U. Sterling (1,2,3)      1995      65      Dr.  Sterling has been an Associate  Professor of Marketing  and
                                                   Logistics at the University of Alabama,  Tuscaloosa  since 1984.
                                                   Dr.  Sterling  has a Doctor of  Philosophy  ("Ph.D.")  degree in marketing  and  logistics  from Michigan  State  University.  In addition  to his  teaching  responsibilities,  he has  performed
                                                   research   and   written    extensively    in   the   areas   of
                                                   transportation,  distribution  and logistics  management and has also consulted  extensively in the areas of  transportation  and
                                                   logistics   management.   Prior  to  obtaining  his  Ph.D.,  Dr.
                                                   Sterling spent 25 years in industry with  Whirlpool  Corporation and The Limited in various logistics related positions.

--------------------------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation/Stock Option Committee.
(3)      Member of the Strategic Planning Committee
(4)      Member of the Corporate Governance Committee

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

         The Board of Directors held six meetings during 1998.

         The Audit Committee consists of Dr. Jay U. Sterling (Chairman), Thomas
J. Fitzgerald and Douglass Wm. List. The functions of the Audit Committee are to review significant financial information of the Company, ascertain the existence of an effective accounting and internal control system, oversee the audit function and recommend the appointment of independent auditors for the Company. The Audit Committee held six meetings in 1998. A representative of the Company's independent auditors was present at those meetings, as well as at all of the regular Board meetings.

         The Compensation/Stock Option Committee consists of Douglass Wm. List (Chairman), William E. Greenwood and Dr. Jay U. Sterling. The Compensation/Stock Option Committee reviews salaries and bonuses of executive officers and administers employee bonus plans, including grants of stock options under the 1995 Plan, and other Company compensation programs. The Compensation/Stock Option Committee held six meetings in 1998.

         The Strategic Planning Committee consists of William E. Greenwood (Chairman), Dr. Jay U. Sterling and Thomas J. Fitzgerald. The Strategic Planning Committee conducted its initial meeting on September 18, 1998 and is responsible for developing and guiding an effective short and long-term planning process that will fully develop the potential of the Company. The Strategic Planning Committee held three meetings in 1998.

         The Corporate Governance Committee conducted its initial meeting on September 18, 1998 and consists of Thomas J. Fitzgerald (Chairman), William E. Greenwood and Douglass Wm. List. The Corporate Governance Committee serves as the nominating committee for the Board, assisting the Board in matters pertaining to the overall structure and organization of the Board and its effective operation and conduct. The Corporate Governance Committee held three meetings in 1998.

         All directors attended at least 75% of the total number of meetings held in 1998 of the Board and committees on which they served.


DIRECTORS' FEES AND RELATED INFORMATION

         Non-employee directors are compensated as follows: (i) a $500 per month retainer, with an additional $250 per month for the chairman of each of the Board Committees, (ii) meeting fees of $1,500, $750 and $500 for each Board, committee and telephonic Board meeting attended, respectively, (iii) an annual grant of options to purchase 4,000 shares of common stock pursuant to the 1995 Plan, which options are immediately exercisable and expire three years from the date of grant, (iv) grants of 400 shares of common stock each quarter pursuant to the 1995 Plan and (v) a standard per diem rate of $1,500 per day spent on Company affairs which are outside of normal director duties. In addition, the Company requires that each director maintain a minimum shareholding in Company common stock of 700 shares for each year of service as a director.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         Set forth below is certain information regarding each of the current executive officers and key employees of the Company. See "Election of Directors" for further information about Messrs. Matney, Wedaman and Graves.

   NAME                  AGE                                        POSITION
------------             ----       -------------------------------------------------------------------------------
R. C. Matney             61         Chairman of the Board and Chief Executive Officer.

Mark A. Skoda            44         President  since  January 1999.  From June 1998 to January 1999,  Mr. Skoda was
                                      Executive  Vice  President  of Penske  Logistics,  a division of Penske Truck
                                      Leasing,  Inc.  From June 1995 to May 1998,  he was Senior Vice  President of
                                      TNT  Logistics,  Inc.  and from March 1994 to May 1995 he was Vice  President of FedEx  Logistics,  a division of Federal  Express  Corporation.  Mr. Skoda was  Director of Sales and  Marketing  for  Business  Logistics  Services,  a
                                      division of Federal Express  Corporation,  from May 1993 to February 1994. He was Vice  President of UPS Worldwide  Logistics,  a division of United Parcel
                                      Service,   Inc.  from  September  1992  to  April  1993  and  Executive  Vice
                                      President of UPS Yomato, Inc. from January 1990 to August 1992.

David H. Wedaman         41         Executive Vice President,  Chief  Operating  Officer,  Assistant  Secretary and
                                      Assistant Treasurer; and President of Mark VII Transportation.

Michael J. Musacchio     47         President of Mark VII Worldwide Logistics, Inc., a  wholly-owned  subsidiary of
                                      Mark VII Transportation, since October 1998. President of Logistics  Services
                                      Division of Mark VII Transportation from June  1995  to  October  1998;  from
                                      January 1993 to June 1995, he  was  Executive  Vice  President  of  Logistics
                                      Services Division of Mark VII Transportation.

Robert E. Liss           47         President  of  Special  Services  Division  of Mark  VII  Transportation  since
                                      January  1995;  from May 1993 to  January  1995,  he was  Vice  President  of
                                      Special Services Division of Mark VII Transportation.

James T. Graves          64         Vice Chairman of the Board, General Counsel and Secretary.

Philip L. Dunavant       34         Executive Vice  President,  Chief  Financial  Officer,  Treasurer and Assistant
                                      Secretary  since  November  1996.   Vice  President  of  Finance,   Assistant
                                      Secretary and Assistant  Treasurer from January 1995 to November  1996.  From
                                      May 1993 to January 1995, he was Assistant  Vice  President.  The Company has
                                      previously  announced Mr.  Dunavant's  resignation from the Company effective
                                      May 28, 1999.


         Executive officers are elected annually by the Board of Directors and serve until their successors are elected or until resignation or removal. There are no family relationships among any of the directors or executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership (on Form 3) and reports of changes in ownership (on Form 4 or Form 5) with the Securities and Exchange Commission (the "SEC") and the NASD. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were met.

                             EXECUTIVE COMPENSATION

         The following table summarizes, for each of the three fiscal years in the period ended January 2, 1999, the compensation awarded, paid to or earned by
(i) the Chief Executive Officer (the "CEO") of the Company during 1998 and (ii) each of the four most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000 and who served as an executive officer of the Company or its subsidiaries as of January 2, 1999 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                           Compensation
                                                                           ------------
                                                                            Securities
                                              Annual Compensation           Underlying
                                              --------------------           Options/            All Other
Name and Principal Position          Year     Salary(1)    Bonus              SARs(#)         Compensation
---------------------------          ----     ---------    -----              -------         ------------
R.C. Matney, Chairman of             1998    $ 279,135    $256,279                 -          $        -
  the Board and Chief                1997      234,988     302,578            40,000              35,000 (5)
  Executive Officer                  1996      239,507     130,660                 -                   -

David H. Wedaman, Executive          1998      240,000     176,875 (2)             -                 570 (4)
  Vice President, Chief Operating    1997      239,231     295,938 (2)        68,000                 570 (4)
  Officer and Director;              1996      203,365     150,000                 -                 315 (4)
  President of Mark VII
  Transportation

Michael J. Musacchio, President      1998      125,000     564,230                 -               1,002 (4)
  of Mark VII Worldwide              1997      125,000     323,788                 -               1,000 (4)
  Logistics, Inc.                    1996      127,404     319,851                 -               1,000 (4)

James T. Graves, Vice Chairman       1998      189,520      15,000                 -               1,002 (4)
  of the Board, Secretary,           1997      189,520      15,000                 -                 855 (4)
  General Counsel and Director       1996      179,896      18,644                 -                   -

Philip L. Dunavant, Executive        1998      141,827      90,000 (3)             -                 570 (4)
  Vice President, Chief Financial    1997      118,268      65,625 (3)             -                 570 (4)
  Officer, Treasurer and Assistant   1996       96,082      35,984                 -                 580 (4)
  Secretary

------------

(1)  Salary amounts included 52 weeks in 1998 and 1997 and 53 weeks in 1996.

(2) Includes performance bonuses of $120,000 and $180,000 and cash payments pursuant to stock appreciation rights ("SARs") of $56,875 and $115,938 in 1998 and 1997, respectively.

(3) Includes performance bonuses of $60,000 and $60,000 and cash payments pursuant to stock appreciation rights ("SARs") of $30,000 and $5,625 in 1998 and 1997, respectively.

(4) Company matching contribution to the SIP Plan (a defined contribution plan).

(5)  Initial club dues.

         No options were granted to any of the Named Executive Officers for the last completed fiscal year. The following table presents information for exercises of stock options for the last completed fiscal year and holdings at January 2, 1999 by the Named Executive Officers of unexercised stock options granted pursuant to the 1986 Plan, the 1992 Plan and the 1995 Plan, and SARs granted pursuant to the Company's Stock Appreciation Rights Program.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

                                                    Number of Securities              Value of Unexercised
                                                   Underlying Unexercised                 In-the-Money
                                                      Options/SARs at                    Options/SARs at
                      Shares                          Fiscal Year End                   Fiscal Year End(1)
                    Acquired On     Value      ----------------------------      -------------------------------
     Name           Exercise(#)    Realized    Exercisable    Unexercisable      Exercisable       Unexercisable
     ----           -----------    --------    -----------    -------------      -----------       -------------
R.C. Matney           None           None        378,000          282,000         $4,678,250         $3,034,250

David H. Wedaman      None           None        139,600          103,400(2)       1,806,400            596,350

Michael J. Musacchio  None           None              -                -                  -                  -

James T. Graves       None           None        120,000                -          1,740,000                  -

Philip L. Dunavant    None           None         33,866           40,134(3)         312,297            190,953

(1)  Based on the year end market price of $18.625.

(2) Includes 14,000 shares of common stock with respect to which SARs have been granted.

(3) Includes 6,000 shares of common stock with respect to which SARs have been granted.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

         Each of the Named Executive Officers has an employment contract with the Company which could result in termination or resignation payments in excess of $100,000. A summary of the base salary and terms provided in the employment contracts follows:

    Name                                     Base Salary                          Expiration of Contract
    ----                                     -----------                          ----------------------
R.C. Matney                                  $ 330,000                            April 1, 2002
Mark A. Skoda(1)                               300,000                            January 15, 2001
David H. Wedaman                               260,000                            January 1, 2000
Michael J. Musacchio                           125,000                            30 days' notice by either party(2)
James T. Graves                                190,000                            30 days' notice by either party(2)
Philip L. Dunavant                             175,000                            May 28, 1999

(1) Mr. Skoda is not a Named Executive Officer for the purposes of this proxy statement. Mr. Skoda was appointed President of the Company in January 1999. The Company has elected to disclose the terms of his employment contract herein.

(2) Subject to the termination payments discussed below.

         Each of the contracts provides for payment of the contracted base salary and benefits after termination as follows:

         Event of Termination                                    Pay Subsequent to Termination
         --------------------                                    -----------------------------
         Death or Disability                                     One year
         Termination by Company, except for cause                Remainder of contract term (or one year if no specified term)

Under each of the contracts, the Company's obligation is reduced following an event of termination if the terminated executive becomes employed during the payment period. Mr. Wedaman may be terminated by the Company for failure to achieve in any given year 50% of the pretax profit projected in the Company's business plan for his business unit for such year, in which case he will receive his base salary and benefits for only one year following the date of termination. Mr. Musacchio may be terminated by the Company with no further payments for failure to achieve pretax profit (as defined in his agreement) of $250,000 in his business unit for any year. If Mr. Musacchio is terminated following a year in which $250,000 of pretax profit was achieved, he will receive the greater of (i) three times his prior year's compensation or (ii) $1.4 million. In the event this contract is terminated because pretax profit of $250,000 was not attained but the respective business unit was profitable, the Company may extend for up to three years the confidentiality, non-compete and prohibition against solicitation of employees provisions of the agreement by continuing to pay the base salary and making advance annual payments of $250,000 for the first year, $200,000 for the second year and $200,000 for the third year to Mr. Musacchio. The Company may extend the confidentiality, non-compete and prohibition against solicitation of employees provisions for up to three years beyond the terms of the contracts of Messrs. Matney, Skoda, Wedaman and Graves by continuing to pay all base salary, bonuses and benefits set forth under each of their respective contracts. Upon Mr. Graves' termination of employment, he will receive one year's base salary and benefits. Mr. Dunavant's employment will terminate on May 28, 1999. According to the termination provisions of Mr. Dunavant's contract, he will receive one year's base salary and benefits and a pro rata portion of his bonus.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

       The Company's executive compensation program is administered by the Compensation/Stock Option Committee of the Board of Directors (the "Committee"), which is comprised of three non-employee directors.

       The objective of the Company's executive compensation program is to provide the compensation necessary to attract, motivate and retain dedicated and talented executives and to provide a link between the success of the Company's executives and its shareholders. The Committee believes that a significant portion of the compensation of the Company's executive officers should be tied to the performance of the Company and, where appropriate, to the performance of specific business units for which the executives are responsible. Thus, the program seeks to achieve these objectives through a combination of annual salaries, performance-based bonuses and stock options.

       The Committee reviews its executive compensation program continually to ensure that the Company's executive officers are being appropriately compensated in comparison to their respective responsibilities with the Company, the results of the Company's business operations and compensation paid to comparable executives at similar companies. The Committee considers several factors in its review of executive compensation, including: (i) compensation of executives holding comparable positions of responsibility at other transportation services companies, including Hub Group, Inc., Fritz Companies, Inc., Air Express International Corporation, Circle Financial Group, Expeditors International of Washington, Inc. and C.H. Robinson Worldwide, Inc. (the "Peer Group"); (ii) each executive's experience and performance history with the Company and with previous employers and his or her suitability for his or her present assignment;
(iii) each executive's past compensation arrangements with the Company; (iv) corporate performance; and (v) performance of business units for which the executive is responsible. The Committee believes that the Company's executive officers' total compensation is competitive with the industry.

BASE SALARY

       The minimum base salary of each of the Company's executive officers is established in employment agreements between each such officer and the Company. The Committee reviews the base salaries of the Company's executives annually based on the factors described above and recommends adjustments where appropriate. Based on the Committee's review, Mr. Matney, Mr. Wedaman and Mr. Dunavant have received salary increases. Under Mr. Matney's addendum to his employment agreement dated February 1, 1999, his base salary was increased to $330,000 from $280,000 in 1998. Mr. Wedaman's salary was increased from $240,000 to $260,000 effective January 1, 1999 and Mr. Dunavant's salary was increased from $150,000 to $175,000 pursuant to an addendum to his employment agreement dated January 1, 1999.

ANNUAL BONUS

       The Committee establishes a bonus program for each executive officer that is designed to implement the Committee's compensation philosophy with respect to bonus payments. The bonus programs for executives who are in charge of particular business units are based on the profitability of their respective business units. In most circumstances, this program is set forth in the executive's employment agreement.

       According to Mr. Wedaman's employment agreement, his bonus program is based on the pretax profit earned by his business unit as compared to the pretax profit of the unit for the prior fiscal year. Effective January 1, 1999, Mr. Wedaman's bonus ranges from 50% of his base salary if the pretax profit of his business unit exceeds 110% of the pretax profit of the unit for the prior fiscal year up to 100% of his base salary if the pretax profit of his business unit exceeds the target set by the committee, approximately 117% of the pretax profit of the unit for the prior fiscal year. Prior to January 1, 1999, Mr. Wedaman's bonus ranged from 30% of his base salary if the pretax profit of his business unit exceeded the pretax profit of the unit for the prior fiscal year by 110% up to 70% of his base salary if the pretax profit of his business unit exceeded the pretax profit of the unit for the prior fiscal year by 125%.

       Mr. Musacchio's employment agreement provides for an annual bonus of 25% of pretax profit (computed on the basis of generally accepted accounting principles consistently applied and defined in the agreement) earned by his business unit, subject to specific reductions under certain circumstances. Mr. Dunavant receives an annual bonus of 40% of his base salary if the Company's consolidated pre-tax profit meets or exceeds 120% of the Company's prior year consolidated pre-tax profit, as defined in the agreement. If this earnings target is not achieved in any given year, Mr. Dunavant receives a bonus of 25% of his base salary.

STOCK OPTIONS/SARS

       The Committee has the discretion to grant awards of stock options or SARs to the Company's executive officers. The Committee has not established performance factors of general application for the grant of stock options or SAR awards, but instead makes such decisions based on specific issues. There were no grants of SARs or options to any of the Company's named executive officers during the year ended January 2, 1999.

       Both Mr. Wedaman and Mr. Dunavant hold stock appreciation rights which provide for cash payments to holders of the rights for increases in the market prices of the Company's common stock as of April 1 of each year. The adjusted base price as of April 1, 1998 was $18.50, as compared to the base price of $15.25 per share at April 1, 1997. Accordingly, payments of $56,875 and $30,000 were made to Mr. Wedaman and Mr. Dunavant, respectively, under this program in 1998. The base price is adjusted each April 1 if the market closing price on that date is greater than the previous base price.

CEO COMPENSATION

       As with all executive officers of the Company, the compensation of the CEO is reviewed by the Committee on a regular basis in comparison to compensation paid to executives holding comparable positions of responsibility, including those employed at Peer Group companies. The Committee considers the same factors when determining CEO compensation as it does when it sets compensation of the Company's other executive officers. Based on such review and as set forth above, Mr. Matney's base salary was increased to $330,000 for 1999.

       Pursuant to his employment agreement, Mr. Matney is paid two annual cash bonuses. The first bonus is based upon the increase in consolidated income from continuing operations before income tax ("net pre-tax income") as compared to the increase prescribed in the Company's operating plan. If the Company's increase in net pre-tax income is equal to or greater than the planned increase in net pre-tax income, Mr. Matney will receive a bonus in the amount of 50% of his base salary (the "target payment"), plus the percentage by which the increase in net pre-tax income exceeds the planned percentage increase, if any, multiplied by the target payment. If the increase in net pre-tax income is less than the planned increase but greater than 25% of the planned increase, Mr. Matney will receive the percentage of the planned increase in net pre-tax income attained multiplied by the target payment. If the increase in net pre-tax income attained is less than 25% of the planned increase, Mr. Matney will receive no bonus under this provision of the agreement. For 1998, this calculation resulted in a bonus of $182,000 for Mr. Matney. The second bonus is an amount equal to his base salary multiplied by the percentage increase (if any) in the Company's stock price per share in excess of the increase in the stock price per share of the Peer Group measured from July 1 to June 30. This bonus computation resulted in no bonus for Mr. Matney for the period July 1, 1997 to June 30, 1998. This second bonus was discontinued as of January 1, 1999, with a partial year payment of $42,647 for the period July 1, 1998 to December 31, 1998.

       Mr. Matney also receives an additional bonus, payable monthly, that is directly linked to the ability of shareholders to realize the value of their investment in the Company on a current basis. Effective January 1, 1999, this additional bonus is an amount equal to 800 times the average fair market value of the Company's common stock during the month for which the bonus is paid. From January 1, 1998 to December 31, 1998, the bonus was equal to 600 times the average fair market value of the Company's common stock. Mr. Matney received monthly bonuses pursuant to this provision of $74,279 in the aggregate during 1998. Prior to January 1, 1998, the bonus was an amount equal to 400 times the average fair market value of the Company's common stock.

       The Committee has not yet adopted a policy with respect to the $1,000,000 limitation of deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, since current compensation levels fall well below that amount.

Douglass Wm. List        William E. Greenwood             Jay U. Sterling, Ph.D.

                         REPORT OF AUDIT COMMITTEE CHAIR

       The Audit Committee is comprised of three independent directors who are not officers or employees of the Company. The Audit Committee oversees the Company's financial reporting practices and internal controls to ensure that their quality, integrity and objectivity are sufficient to protect shareholder assets. This task is accomplished by meeting with the Company's independent public accountants, management and internal auditors to assure that all are carrying out their respective responsibilities, and to review pending litigation and financial reporting matters. The Audit Committee is also responsible for recommending the selection of the Company's independent auditors to the Board of Directors and the outsourcing of internal audit activities. Both the independent and internal auditors have unrestricted access to the audit committee, with or without management being present.

Jay U. Sterling, Ph.D.

                                PERFORMANCE GRAPH

       The following chart compares cumulative total stockholder returns, assuming the investment of $100 on December 31, 1993: (i) in the Company's common stock; (ii) in the Nasdaq Stock Market-U.S. Index; and (iii) in the Nasdaq Trucking and Transportation Index. Total return assumes reinvestment of dividends for the indexes. The Company has never paid dividends on its common stock and has no plans to do so.

                                     NASDAQ STOCK           NASDAQ TRUCKING
                   MARK VII, INC.     MARKETS-US            & TRANSPORTATION
                   --------------     ----------            ----------------

          12/94          96                 98                      91
          12/95         132                138                     106
          12/96         236                170                     117
          12/97         283                209                     149
          12/98         317                293                     132









       The Company will provide to shareholders, without charge, a list of the component companies in the Nasdaq Trucking and Transportation Index. Requests for the list should be addressed to Mark VII, Inc., 965 Ridge Lake Boulevard, Suite 100, Memphis, Tennessee, 38120, Attention: Carol Davis, Assistant Vice President.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Transactions with affiliates of the Company have been and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, the Board has adopted a formal policy of not entering into transactions with officers or affiliates of the Company unless the Board makes a specific finding that not to enter into such transaction would be contrary to the best interests of the Company and its public shareholders. Any such transactions, including loans, with officers or affiliates and/or shareholders of the Company require the approval of a majority of the disinterested directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       For the Company's 1998 fiscal year, Arthur Andersen LLP audited the consolidated financial statements of the Company, including reports to the SEC and others. It is anticipated that representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement and will be available to respond to questions by shareholders.

       Company management and the Audit Committee of the Board of Directors will make their recommendation with respect to the method of selection and/or retention of an independent public accounting firm for the year 1999 at a meeting of the Board of Directors subsequent to the Annual Meeting of Shareholders.

                             SHAREHOLDER PROPOSALS

       In the event any shareholder intends to present a proposal at the Annual Meeting of Shareholders to be held in 2000, such proposal must be received by the Company, in writing, on or before December 17, 1999, to be considered for inclusion in the Company's next voting Proxy and Proxy Statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ James T. Graves
                                        ----------------------------------------
                                        James T. Graves
                                        Secretary

April 16, 1999

                                                                      Appendix A

                                                                           PROXY

                                 MARK VII, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints James T. Graves and David H. Wedaman, jointly and individually, as Proxies, each with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Mark VII, Inc. which the undersigned would be entitled to vote, as designated below, if personally present at the Annual Meeting of Shareholders to be held on May 21, 1999, or any adjournment or postponement thereof.

ELECTION OF DIRECTORS

      FOR ALL NOMINEES LISTED BELOW                  WITHOUT AUTHORITY (to vote
      (except as marked to the contrary below)       for all nominees below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name.

              R.C. MATNEY, DOUGLASS WM. LIST, WILLIAM E. GREENWOOD




         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

         Please date, sign and return this Proxy card by mail. Postage prepaid.

                                        Date:                             , 1999
                                              ----------------------------

                                        ---------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature

                                        (PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                        STOCK CERTIFICATES. WHERE STOCK IS
                                        REGISTERED JOINTLY, ALL OWNERS MUST
                                        SIGN. CORPORATE OWNERS SHOULD SIGN FULL
                                        CORPORATE NAME BY AN AUTHORIZED PERSON.
                                        EXECUTORS, ADMINISTRATORS, TRUSTEES OR
                                        GUARDIANS SHOULD INDICATE THEIR STATUS
                                        WHEN SIGNING.)